Exhibit 10.1

AMENDMENT NO. 1

TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of February 11, 2015 (this “Agreement”), is entered into by and between SOUTHWEST IOWA RENEWABLE ENERGY, LLC, a limited liability company organized and existing under the laws of Iowa (the “Company”), FARM CREDIT SERVICES OF AMERICA, FLCA, a federally-chartered instrumentality of the United States (“Lender”), and COBANK, ACB, a federally-chartered instrumentality of the United States (“CoBank”), in its capacity as Cash Management Provider and Agent. Capitalized terms not defined herein shall have the meanings set forth in the Existing Credit Agreement.

BACKGROUND:

WHEREAS, the Company, Lender and CoBank are parties to a Credit Agreement, dated as of June 24, 2014 (as the same may from time to time be amended, restated, modified or otherwise supplemented, the “Existing Credit Agreement”), and the other Loan Documents;

WHEREAS, the Company has requested that, as of the Effective Date, the Existing Credit Agreement be amended as herein provided; and

WHEREAS, Lender and CoBank are willing, subject to the terms and conditions hereinafter set forth, to make such amendments;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

ARTICLE 1       Definitions.

          1.1            Certain Definitions. The following terms when used in the Agreement shall have the following meanings:

“Agreement” is defined in the preamble to this Agreement.

“CoBank” is defined in the preamble to this Agreement.

“Company” is defined in the preamble to this Agreement.

“Effective Date” is defined in Article 4.

“Existing Credit Agreement” is defined in the first recital to this Agreement.

“Lender” is defined in the preamble to this Agreement.

            1.2          Other Definitions. Unless otherwise defined or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Credit Agreement.

ARTICLE 2       Amendments.

Effective on (and subject to the occurrence of) the Effective Date, the Existing Credit Agreement is amended as follows:

2.1      Amendment to Section 6.3 of the Existing Credit Agreement. Section 6.3 of the Existing Credit Agreement is hereby amended by deleting Section 6.3 in its entirety and substituting the following Section 6.3 in its place:

“6.3    Collateral Security.  Payment and performance of the Obligations shall be secured by first priority perfected Liens on all personal property of the Company and SIRE DISC, Inc. (the “Personal Property Collateral”) and by a first priority recorded Lien on the fee estate of the Company in the real property and improvements described in Annex B to this Agreement (the “Real Property Collateral”), in each case, whether now owned or hereafter acquired (the Personal Property Collateral and the Real Property Collateral are collectively referred to as the “Collateral”), subject only to Permitted Liens or other exceptions approved in writing by Agent.  Prior to or substantially contemporaneously with the date of this Agreement and at such other times as Agent may request (including each time the Company or SIRE DISC, Inc. acquires any real property or any personal property not already subject to the Lien required herein), the Company and SIRE DISC, Inc. shall execute and deliver to Agent such security agreements, pledge agreements, assignments, mortgages, deeds of trust, and other documents and agreements requested by Agent for the purpose of creating, perfecting, and maintaining a perfected Lien on the Collateral, subject only to Permitted Liens or other exceptions approved in writing by Agent.  The Company and SIRE DISC, Inc. hereby authorize Agent to file such Uniform Commercial Code financing statements as Agent reasonably determines are necessary or advisable to perfect the security interests in and Liens on the Collateral.”

2.2      Amendment to Section 7.3 of the Existing Credit Agreement. Section 7.3 of the Existing Credit Agreement is hereby amended by deleting Section 7.3 in its entirety and substituting the following Section 7.3 in its place:

“7.3    Guaranties.  The Company shall not, and shall not permit any Subsidiary to, at any time, directly or indirectly, become or be liable in respect of any obligation guarantying or in effect guarantying any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business, or assume, guaranty, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person.  Notwithstanding the foregoing, SIRE DISC, Inc. shall be permitted to guaranty the Obligations.”

2.3      Amendment to Section 7.4 of the Existing Credit Agreement. Section 7.4 of the Existing Credit Agreement is hereby amended by deleting Section 7.4 in its entirety and substituting the following Section 7.4 in its place:

“7.4    Loans and Investments.  The Company shall not, and shall not permit any Subsidiary to, at any time make or suffer to exist any investments or capital contributions in, or other transfers of assets to, or loans, advances or other extensions of credit to any other Person, except: (a) trade credit extended on usual and customary terms in the ordinary course of business; (b) advance payments or deposits against purchases made in the ordinary course of business; (c) direct obligations of the United States of America; (d) temporary advances to employees to meet expenses incurred in the ordinary course of business; (e) the Lender Equities and any other stock or securities of, or investments in, Lender or its investment services or programs; and (f) a capital contribution by the Company to SIRE DISC, Inc. in an aggregate amount not to exceed $2,500.”

2.4      Amendment to Section 7.7 of the Existing Credit Agreement. Section 7.7 of the Existing Credit Agreement is hereby amended by deleting Section 7.7 in its entirety and substituting the following Section 7.7 in its place:

“7.7    Dividends and Related Distributions / Payments on Certain Indebtedness.

(a)      The Company shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, (i) any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests or on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests or (ii) any principal or interest payment of any nature (whether in cash, property, securities or otherwise) on account of or in respect of the Subordinated Debt, except (A) dividends or other distributions payable by the Company to its members holding limited liability company interests with respect to any fiscal year of the Company and/or (B) principal and interest payments payable by the Company on account of or in respect of the Subordinated Debt with respect to any fiscal year of the Company; provided, that (x) the aggregate amount of such payments with respect to any fiscal year of the Company does not exceed 60% of the net income of the Company for such fiscal year, (y) the Company has delivered its audited financial statements for such fiscal year to Agent in accordance with Section 6.1(b) and (z) no Event of Default or Default has occurred or would result therefrom.

(b)      Notwithstanding the restrictions set forth in Section 7.7(a), the Company and its Subsidiaries shall be permitted to make or pay principal and interest payments on account of or in respect of the Subordinated Debt; provided, that (i) the Company has delivered its audited financial statements for the most recently-completed fiscal year to Agent in accordance with Section 6.1(b), (ii) no Event of Default or Default has occurred or would result therefrom (on a pro-forma basis after giving effect to any principal or interest payments proposed to be made pursuant to this Section 7.7(b)), (iii) the net income of the Company was $1 or more for the most recently-completed fiscal year, (iv) the Company reasonably projects that the net income of the Company will be $1 or more for the then-current fiscal year and (v) the Working Capital of the Company was $30,000,000 or more as of the last day of the most recently-reported fiscal year, is $30,000,000 or more as of the time any principal or interest payments are proposed to be made pursuant to this Section 7.7(b) and will be $30,000,000 or more immediately after any principal or interest payments are actually made pursuant to this Section 7.7(b).

(c)      Notwithstanding the restrictions set forth in Section 7.7(a), SIRE DISC, Inc. shall be permitted to make or pay dividends or other distributions to the Company.”

2.5      Amendment to Section 7.9 of the Existing Credit Agreement.  Section 7.9 of the Existing Credit Agreement is hereby amended by deleting Section 7.9 in its entirety and substituting the following Section 7.9 in its place:

“7.9   Subsidiaries; Partnerships; and Joint Ventures.  The Company shall not, and shall not permit any Subsidiary to, own or create directly or indirectly any domestic Subsidiary, except those which are set forth on Schedule 5.2.  Without the prior written consent of Agent, the Company shall not become or agree to become a party to a joint venture and the Company shall not own any Subsidiary organized under the laws of a foreign nation or political subdivision thereof.”

2.6     Amendment to Section 7.12 of the Existing Credit Agreement.  Section 7.12 of the Existing Credit Agreement is hereby amended by deleting Section 7.12 in its entirety and substituting the following Section 7.12 in its place:

“7.12  Issuance of Stock.  The Company shall not, and shall not permit any of its Subsidiaries to, issue any additional membership interests or shares of its capital stock or any options, warrants or other rights in respect thereof, except (a) as may be required by Law or its Organizational Documents as in effect as of the date of this Agreement and (b) the shares of capital stock of SIRE DISC, Inc. issued to the Company in connection with the formation of SIRE DISC, Inc.”

2.7      Amendment to Article 11 of the Existing Credit Agreement.  Article 11 of the Existing Credit Agreement is hereby amended by adding the following Section 11.12:

“11.12  Keepwell. Each Obligor that is a Qualified ECP when its guaranty or other obligations with respect to, or grant of a security interest to secure, any Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Obligor with respect to such Swap Obligation as may be needed by such Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 11.12 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section 11.12 shall remain in full force and effect until payment of all Obligations. Each Obligor intends this Section 11.12 to constitute, and this Section 11.12 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.”

2.8      Amendment to Annex A of the Existing Credit Agreement.  Annex A of the Existing Credit Agreement is hereby amended by adding the following defined terms in their entirety to Annex A and, to the extent such defined terms already exist on Annex A, substituting the following defined terms in their place:

““Authorized Officer” means an officer or other individual duly authorized to execute Loan Documents on behalf of Agent, each Lending Party, the Company or any Subsidiary, as the case may be, as designated from time to time in the case of the Company or any Subsidiary on forms supplied or approved by Agent.”

““Commodity Exchange Act” means the Commodity Exchange Act, as amended from time to time, and any successor statute.”

““Excluded Swap Obligation” means, with respect to any Obligor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty or other obligations of such Obligor with respect to, or the grant by such Obligor of a security interest to secure, such Swap Obligation (or any guaranty or other obligations with respect thereto) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or other obligations of such Obligor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or other obligations or security interest is or becomes illegal.”

““Obligations” means all obligations, indebtedness, and liabilities to Lender, Cash Management Provider or any Subsidiary or Affiliate of Lender or Cash Management Provider, of any nature whatsoever arising at any time and from time to time including those arising under this Agreement, any Note, or any other Loan Document and including those arising under Interest Rate Hedges, Swap Obligations or agreements governing other financial services or products (including cash management services) provided by Lender, Agent or one of their Subsidiaries or Affiliates to the Company, but excluding, as to any Obligor, its Excluded Swap Obligations.”

““Obligor” means Borrower and each Subsidiary that gives a guaranty or other obligation with respect to, or grants a security interest to secure, the Obligations.”

““Qualified ECP” means each Obligor that has total assets exceeding $10,000,000 or that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

““Swap Obligation” means, with respect to any Obligor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.”

2.9      Amendment to Schedule 5.2 of the Existing Credit Agreement.  Schedule 5.2 attached to this Agreement shall replace Schedule 5.2 to Existing Credit Agreement and shall be added as Schedule 5.2 thereto.

ARTICLE 3       Representations and Warranties.

In order to induce Lender and CoBank to make the amendments provided for in Article 2, the Company hereby (a) represents and warrants that (i) each of the representations and warranties of the Company contained in the Existing Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof, except that such representations and warranties (A) that relate solely to an earlier date shall be true and correct in all material respects as of such earlier date and (B) shall be true and correct in all respects to the extent they are qualified by a materiality standard and (ii) no Default or Event of Default has occurred and is continuing; and (b) agrees that the incorrectness in any respect of any representation and warranty contained in the preceding clause (a) shall constitute an immediate Event of Default. Without limiting the foregoing, the Company hereby (x) ratifies and confirms all of the terms, covenants and conditions set forth in the Loan Documents and hereby agrees that it remains unconditionally liable to Lender and CoBank in accordance with the respective terms, covenants and conditions set forth in the Loan Documents, and all Collateral in favor of Lender and CoBank continues unimpaired and in full force and effect, and (y) waives all defense, claims, counterclaims, rights of recoupment or set-off against any of its obligations.

ARTICLE 4       Conditions to Effectiveness.

This Agreement shall become effective on such date (the “Effective Date”) when the following conditions have been satisfied:

4.1      Representations and Warranties. The representations and warranties made by the Company pursuant to Article 3 as of the Effective Date shall be true and correct.

4.2      Guaranty. CoBank shall have received an original continuing guarantee (in form and substance satisfactory to CoBank) duly executed by an Authorized Officer of SIRE DISC, Inc. in favor of CoBank, for the benefit of the Lending Parties.

4.3      Security Agreement. CoBank shall have received an original security agreement (in form and substance satisfactory to CoBank) duly executed by an Authorized Officer of SIRE DISC, Inc. granting to CoBank, for the benefit of the Lending Parties, a first priority Lien, subject only to Permitted Liens, on all Personal Property Collateral of SIRE DISC, Inc., whether now owned or hereafter acquired, and a UCC-1 Financing Statement.

4.4      Resolutions, Etc. CoBank shall have received: (a) all resolutions and other corporate or other organizational action taken by the Company and SIRE DISC, Inc. in connection with this Agreement and the other Loan Documents; (b) the names and titles of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of the Organizational Documents of SIRE DISC, Inc. as in effect on the Effective Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of the Company and SIRE DISC, Inc. in each state where organized or qualified to do business.

4.5      Lien Search. Evidence, including a Lien search in acceptable scope from a provider satisfactory to CoBank, that the security interests in and Liens on the Collateral are valid, enforceable, and properly perfected in a manner acceptable to CoBank and prior to all other Liens (other than Permitted Liens).

4.6      Legal Opinion. A written opinion of counsel for the Company and SIRE DISC, Inc., dated no later than the Effective Date, in form and substance and from counsel reasonably satisfactory to CoBank.

4.7      Closing Fee. CoBank shall have received a non-refundable closing fee of $2,000 for the benefit of CoBank.

ARTICLE 5      Miscellaneous.

5.1      Loan Document Pursuant to Existing Credit Agreement. This Agreement is a Loan Document executed pursuant to the Existing Credit Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Credit Agreement and each other Loan Document shall remain unamended and otherwise unmodified and in full force and effect.

5.2      Limitation of Amendments.  The amendments set forth in Article 2 shall be limited precisely as provide for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Credit Agreement or any term of provision of any other Loan Document or of any transaction or further or future action on the part of the Company which would require the consent of CoBank under the Existing Credit Agreement or any other Loan Document.

5.3      Incorporation of Existing Credit Agreement Provisions. The provisions of Article 11 of the Existing Credit Agreement shall apply to this Agreement, mutatis mutandis.

[Signature Pages Follow]

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

COMPANY:

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Brian T. Cahill
Name:	Brian T. Cahill
Title:	President and Chief Executive Officer

Notice Address for the Company:

Southwest Iowa Renewable Energy, LLC
10868 189th Street
Council Bluffs, Iowa 51503
Attention: Brett Frevert
Fax No.: (712) 366-0394
Email Address: Brett.Frevert@sireethanol.com

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

LENDER:

FARM CREDIT SERVICES OF AMERICA, FLCA

By:	/s/ Rob Durre
Name:	Rob Durre
Title:	VP-Commercial Lender

Notice Address for the Company:

Farm Credit Services of America, FLCA
5015 S. 118th Street
Omaha, Nebraska 68137
Attention: Agribusiness Finance
Fax No.: (402) 661-3669
Email Address: frahmk@fcsamerica.com

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

CASH MANAGEMENT PROVIDER AND AGENT:

COBANK, ACB

By:	/s/ Mark Shillingford
Name:	Mark Shillingford
Title:	Assistant Corporate Secretary

Notice Address for CoBank:

For general correspondence purposes:
P.O. Box 5110
Denver, Colorado 80217-5110

For direct delivery purposes:
5500 South Quebec Street
Greenwood Village, Colorado 80111-1914

Attention: Credit Information Services
Fax No.: (303) 224-6101
Email Address: MB_credit_info_svc@CoBank.com

SCHEDULE 5.2

Subsidiaries

This is Schedule 5.2 to that certain Credit Agreement dated June 24, 2014 between Southwest Iowa Renewable Energy, LLC, Farm Credit Services of America, FLCA and CoBank, ACB (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”).  Capitalized terms defined in the Credit Agreement and not defined in this Schedule 5.2 shall have the respective meanings ascribed to them by the Credit Agreement.

Legal Name of the Company	Jurisdiction of organization and type of entity [for example, Delaware limited liability company, Colorado corporation, etc.]
Southwest Iowa Renewable Energy, LLC	Iowa limited liability company

Legal Name of Subsidiary	Is the Subsidiary a Guarantor? [Yes or No]	Jurisdiction of organization and type of entity
SIRE DISC, Inc.	Yes	Iowa corporation